UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________________________________________
FORM 8-K
___________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) February 1, 2013
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ALIGN TECHNOLOGY, INC.
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(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-32259	94-3267295
(Commission File Number)	(IRS Employer Identification No.)

2560 Orchard Parkway, San Jose, California	95131
(Address of Principal Executive Offices)	(Zip Code)
(408) 470-1000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)   On February 1, 2013 the Compensation Committee of the Board of Directors of the Company  (the “Compensation Committee”) authorized the payment of the annual incentive awards (cash bonuses) to the Company’s executive officers.  On February 5, 2013, the Board of Directors approved the recommendation of the Compensation Committee with respect to the payment of an annual incentive award to the Company’s chief executive officer. The table below sets forth the annual incentive awards for the Company’s current named executive officers.

Name	Annual Incentive Award
Thomas M. Prescott President, Chief Executive Officer	$650,000
Kenneth B. Arola Vice President, Finance and Chief Financial Officer	$204,978
Timothy A. Mack Senior Vice President, Marketing and Business Development	$246,165
Len M. Hedge Senior Vice President, Business Operations	$341,451

The base salaries of each of the executive officers (including the named executive officers) remain unchanged from fiscal year 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2013	ALIGN TECHNOLOGY, INC.
By: /s/ Roger E. George
Roger E. George
Vice President, Corporate and Legal Affairs, General Counsel